EXHIBIT 99.1

TEXAS RARE EARTH RESOURCES ANNOUNCES COMPLETION OF RIGHTS OFFERING

SIERRA BLANCA, Texas, January 26, 2015 (MARKETWIRED) -- Texas Rare Earth Resources Corp. (TRER), an exploration company specializing in the heavy rare earths, today announced that it has completed its previously announced rights offering. The Company raised approximately $940,000 in aggregate gross proceeds, before expenses, through shareholder subscriptions for 4,272,270 Units including the exercise of over-subscription rights. Each Unit consisting of one share of the Company’s common stock, one five year non-transferable Class A warrant exercisable for one share of the Company’s common stock at $0.35 per share and one five-year non-transferable Class B warrant exercisable for one share of the Company’s common stock at $0.50 per share.

The purpose of the rights offering was to raise capital that will be used for the Round Top hydrometallurgy plan and to address its general corporate and administrative expenses.

The shares of common stock, Class A Warrants and Class B Warrant comprising the Units subscribed for in the rights offering will be issued to shareholders as promptly as practicable. The rights offering was made pursuant to a Registration Statement on Form S-1 that was filed with the Securities and Exchange Commission (“SEC”) and became effective on December 12, 2014 and by means of a prospectus which was included in the Registration Statement. A copy of the final prospectus contained in the registration statement may be obtained at https://www.sec.gov/Archives/edgar/data/1445942/000091228214000659/trer_424b3.htm or from the Company by contacting the Subscription and Information Agent for the Offering, Securities Transfer Corporation, at (469) 633-0101, Ext. 106, or writing at 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034, Attention: George Johnson.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Texas Rare Earth Resources Corp.

Texas Rare Earth Resources Corp.'s primary focus is exploring and, if warranted, developing its Round Top rare earth minerals project located in Hudspeth County, Texas, 85 miles east of El Paso. The Company’s common stock trades on the OTCQX U.S. tier under the symbol “TRER.” For more information on Texas Rare Earth Resources Corp., visit its website at www.trer.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, including, but not limited to, statements regarding the anticipated use of proceeds, mineralization and resources at the Round Top project and potential development of the Round Top project and such similar statements. When used in this press release, the words “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if, “anticipate,” and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, risks related to changes in future operating costs and working capital balance, risks related to mineral estimates, risks related to mining results not matching preliminary tests and risks related to the ability of the company to successfully monetize its non-rare earth resources, as well as those factors discussed under the heading “Risk Factors” in the Company’s latest annual report on Form 10-K, as filed on November 12, 2014, and other documents filed with the U.S. Securities and Exchange Commission. Except as required by law, the Company assumes no obligation to publicly update any forward-looking statements.

Company Contact:

Texas Rare Earth Resources Corp.
Anthony Marchese, Non-Executive Chairman
E-mail: amarchese@trer.com